Exhibit 99.1

JAKKS PACIFIC REPORTS THIRD QUARTER 2023 FINANCIAL RESULTS

Year-to-date Gross Margin of 32+%, highest level since 2011

SANTA MONICA, Calif., November 1, 2023 – JAKKS Pacific, Inc. (NASDAQ: JAKK) today reported financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Overview

●	Net sales were $309.7 million, a year-over-year decrease of 4%
o	Toys/Consumer Products were $246.0 million, a year-over-year decrease of 9%
o	Costumes were $63.7 million, a year-over-year increase of 19%
■	Costumes year-to-date are $122.3 million, a year-over-year decrease of 9%
●	Gross margin of 34.5%, up 600 basis points vs. Q3 2022
●	Gross profit of $107.0 million, up 16% compared to $91.9 million in Q3 2022
o	Year-to-date gross profit of $189.6 million, up 4% compared to $182.7 million in 2022
●	Operating income of $62.4 million (20.1% of net sales) in Q3 2023 vs. $53.7 million (16.7% of net sales) in Q3 2022
o	Year-to-date operating income of $74.4 million (12.7% of net sales) vs. $76.7 million (11.6% of net sales) for the comparable period in 2022
●

Net income attributable to common stockholders of $47.8 million or $4.53 per diluted share, compared to net income attributable to common stockholders of $30.3 million or $2.96 per diluted share in Q3 2022

●

Adjusted net income attributable to common stockholders (a non-GAAP measure) of $50.1 million or $4.75 per diluted share, compared to adjusted net income attributable to common stockholders of $39.0 million or $3.80 per diluted share in Q3 2022

●	Adjusted EBITDA (a non-GAAP measure) of $67.1 million vs. $59.4 million in Q3 2022
o	Trailing twelve month Adjusted EBITDA of $74.5 million (10.4% of trailing twelve months net sales) down from $93.5 million (11.0% of net sales) in the trailing twelve months ended September 2022.

Management Commentary

“Although we have seen activity at retail slowing, our business continued to perform well throughout the third quarter. Retail sell-through at our Top 3 accounts in the US were down low single digits on a year-to-date basis, while our inventory at those accounts is down over 20% year-over-year” said Stephen Berman, CEO of JAKKS Pacific. “A more predictable supply-chain and lower promotional activity than last year has resulted in significantly improved product margins, building on the continued rigor and collaboration between our development and sourcing teams. Of note, our Action Play & Collectibles business was up 43% in the quarter, and with $184.1 million shipped through Q3, is up 37% compared to last year. We are looking forward to the holiday season and have recently finished great customer meetings previewing our Fall 2024 product line. We are exceeding our own internal expectations for the full-year and are carefully navigating towards the end of the year given the persistent uncertainty about consumer behavior.

“Also in the quarter, we saw our Costumes business seasonality returning to more traditional levels and catching up on a year-to-date basis. Although down 9% in year-to-date shipping vs. 2022, globally, we remain +24% vs. the same period in 2021, along with significantly improved margins. Our view of 2023 Halloween shopping in the US was that it was a bit softer overall. We see that in our data and in referencing syndicated market data. The latter suggests we have retained and expanded our market leadership position, but final syndicated data won’t be available until later this month.

“Finally, during the third quarter, we officially opened our new office and internally operated warehouse in Italy to better serve that market and Southern Europe broadly starting in 2024. We are very focused on maximizing our presence across the EU given the current strength of our product line. We nonetheless continue to proactively manage our owned inventory, increasing our internal discipline around turns and maximizing our cash position. Our Q3 ending inventory level of $68.8 million is the lowest Q3 level since 2020, down 37% from this time last year. We are always striving to improve our internal operations to remain competitive and the partner of choice for our customers, licensors and vendors.

It is gratifying to see the team continue to deliver exceptional, consistent results. Everyone in our company remains 100% focused on delivering great toys, costumes and other consumer products relevant to today’s children. Our evergreen category assortment and product lines have never been stronger, which continue to enhance our financial position and resilience.”

Third Quarter 2023 Results

Net sales for the third quarter of 2023 were $309.7 million, down 4% versus $323.0 million last year. The Toys/Consumer Products segment sales were down 9% globally (-10% North America; -4% International) and sales of Disguise costumes were up 19% compared to last year (23% North America; -13% International) as Halloween customers ordering reverted to more traditional seasonality.

Year-to-date Toys/Consumer Products sales were down 13% over the comparable 2022 period. Year-to-date the Costumes segment was down 9% over the comparable 2022 period.

Year-to-date adjusted net income attributable to common stockholders was $59.4 million ($5.66 per diluted share), compared to $57.5 million ($5.68 per diluted share) in the first nine months of 2022. Year-to-date adjusted EBITDA of $86.6 million (14.8% of net sales) declined from $88.5 million (13.3% of net sales) in the comparable 2022 period.

Balance Sheet Highlights

The Company’s cash and cash equivalents (including restricted cash) totaled $96.4 million as of September 30, 2023 compared to $76.6 million as of September 30, 2022, and $85.5 million as of December 31, 2022.

Total debt was zero, compared to $67.7 million as of September 30, 2022, and $67.2 million as of December 31, 2022. Total debt included the amount outstanding under the Company's term loan, net of unamortized discounts and issuance costs.

Inventory was $68.8 million, compared to $109.2 million as of September 30, 2022 and $80.6 million in total inventory as of December 31, 2022.

Use of Non-GAAP Financial Information

In addition to the preliminary results reported in accordance with U.S. GAAP included in this release, the Company has provided certain non-GAAP financial information including Adjusted EBITDA which is a non-GAAP metric that excludes various items that are detailed in the financial tables and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors because the information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company believes that the presentation of these financial measures enhances an investor’s ability to make period-to-period comparisons of the Company’s operating results. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information included in this release to the nearest GAAP measures. See the attached “Reconciliation of Non-GAAP Financial Information.” “Total liquidity” is calculated as cash and cash equivalents, plus availability under the Company’s $67.5 million revolving credit facility.

Conference Call Live Webcast

JAKKS Pacific, Inc. invites analysts, investors and media to listen to the teleconference scheduled for 5:00 p.m. ET / 2:00 p.m. PT on November 1, 2023. A live webcast of the call will be available on the “Investor Relations” page of the Company’s website at www.jakks.com/investors. To access the call by phone, please go to this link (3Q23 Registration link), and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at (www.jakks.com/investors).

About JAKKS Pacific, Inc.

JAKKS Pacific, Inc. is a leading designer, manufacturer and marketer of toys and consumer products sold throughout the world, with its headquarters in Santa Monica, California. JAKKS Pacific’s popular proprietary brands include Fly Wheels®, Perfectly Cute®, ReDo® Skateboard Co., AirTitans®, Sky Ball®, JAKKS Wild Games™, Moose Mountain®, Maui®, SportsZone™, Kids Only!™, Xtreme Power Dozer®, Disguise®, WeeeDo®, Ami Amis™ and a wide range of entertainment-inspired products featuring premier licensed properties. Through JAKKS Cares, the company’s commitment to philanthropy, JAKKS is helping to make a positive impact on the lives of children. Visit us at www.jakks.com and follow us on Instagram (@jakkspacific.toys), X (@JAKKStoys), and Facebook (@jakkspacific.toys).

Forward Looking Statements

This press release may contain “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific's business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS Pacific's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, or that the Recapitalization transaction or any future transactions will result in future growth or success of JAKKS. The “forward-looking statements” contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

CONTACT:
JAKKS Pacific Investor Relations
(424) 268-9567 Lucas Natalini investors@jakks.net

JAKKS Pacific, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	September 30,		December 31,
	2023	2022	2022
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$96,252	$76,418	$85,297
Restricted cash	195	178	193
Accounts receivable, net	206,751	204,856	102,771
Inventory	68,832	109,171	80,619
Prepaid expenses and other assets	6,721	11,124	6,331
Total current assets	378,751	401,747	275,211

Property and equipment	135,821	131,918	130,437
Less accumulated depreciation and amortization	121,193	116,558	115,575
Property and equipment, net	14,628	15,360	14,862

Operating lease right-of-use assets, net	25,743	22,154	19,913
Deferred income tax assets, net	57,856	-	57,804
Goodwill	35,083	35,083	35,083
Intangibles and other assets, net	2,220	2,770	2,469
Total assets	$514,281	$477,114	$405,342

Liabilities, Preferred Stock and Stockholders' Equity

Current liabilities:
Accounts payable	$94,409	$77,126	$33,687
Accounts payable - Meisheng (related party)	27,977	28,301	9,820
Accrued expenses	65,609	73,723	37,998
Reserve for sales returns and allowances	43,512	59,216	51,877
Income taxes payable	17,422	14,084	8,165
Short term operating lease liabilities	6,415	10,515	10,746
Short term debt, net	-	2,475	25,529
Total current liabilities	255,344	265,440	177,822

Long term operating lease liabilities	19,283	12,555	9,863
Accrued expenses - long term	3,750	-	-
Debt, non-current portion, net	-	65,195	41,622
Preferred stock derivative liability	28,586	23,347	21,918
Income taxes payable	2,994	66	2,929
Deferred income tax liabilities, net	-	53	-
Total liabilities	309,957	366,656	254,154

Preferred stock accrued dividends	5,608	4,128	4,490

Stockholders' equity:
Common stock, $.001 par value	10	10	10
Additional paid-in capital	277,546	274,040	275,187
Accumulated deficit	(62,744)	(149,987)	(112,018)
Accumulated other comprehensive loss	(16,808)	(18,594)	(17,482)
Total JAKKS Pacific, Inc. stockholders' equity	198,004	105,469	145,697
Non-controlling interests	712	861	1,001
Total stockholders' equity	198,716	106,330	146,698
Total liabilities, preferred stock and stockholders' equity	$514,281	$477,114	$405,342

Supplemental Balance Sheet and Cash Flow Data (Unaudited)

	September 30,
Key Balance Sheet Data:	2023	2022

Accounts receivable days sales outstanding (DSO)	61	58
Inventory turnover (DSI)	31	44

	Nine Months Ended September 30,
Condensed Cash Flow Data:	2023	2022
	(In thousands)
Cash flows provided by operating activities	$89,421	$75,261
Cash flows used in investing activities	(7,427)	(8,087)
Cash flows used in financing activities and other	(71,037)	(35,910)
Increase (Decrease) in cash, cash equivalents and restricted cash	$10,957	$31,264

Capital expenditures	$(7,464)	$(8,089)

JAKKS Pacific, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Δ (%)	2023	2022	Δ (%)
	(In thousands, except per share data)			(In thousands, except per share data)
Net sales	$309,744	$322,998	(4)%	$584,161	$664,301	(12)%
Less: Cost of sales
Cost of goods	149,052	174,334	(15)	$293,512	368,242	(20)
Royalty expense	51,141	52,868	(3)	95,074	106,262	(11)
Amortization of tools and molds	2,566	3,885	(34)	5,955	7,079	(16)
Cost of sales	202,759	231,087	(12)	394,541	481,583	(18)
Gross profit	106,985	91,911	16	189,620	182,718	4
Direct selling expenses	10,684	8,397	27	22,405	20,137	11
General and administrative expenses	33,821	29,400	15	92,492	84,067	10
Depreciation and amortization	81	373	(78)	276	1,547	(82)
Selling, general and administrative expenses	44,586	38,170	17	115,173	105,751	9
Intangibles impairment	-	-	-	-	300	nm
Income from operations	62,399	53,741	16	74,447	76,667	(3)
Other income (expense):
Loss from joint ventures	-	-	-	(565)	-	nm
Other income (expense), net	(52)	251	nm	424	520	(18)
Change in fair value of preferred stock derivative liability	(793)	(7,449)	(89)	(6,668)	(2,065)	223
Loss on debt extinguishment	-	-	-	(1,023)	-	nm
Interest income	384	55	nm	587	64	nm
Interest expense	(1,436)	(4,350)	(67)	(5,741)	(8,889)	(35)
Income before provision for income taxes	60,502	42,248	43	61,461	66,297	(7)
Provision for income taxes	12,381	11,572	7	12,476	13,323	(6)
Net income	48,121	30,676	57	48,985	52,974	(8)
Net loss attributable to non-controlling interests	(11)	(17)	(35)	(289)	(470)	(39)
Net income attributable to JAKKS Pacific, Inc.	$48,132	$30,693	57%	$49,274	$53,444	(8)%
Net income attributable to common stockholders	$47,754	$30,336	57%	$48,156	$52,390	(8)%
Earnings per share - basic	$4.77	$3.13		$4.85	$5.44
Shares used in earnings per share - basic	10,021	9,695		9,922	9,624
Earnings per share - diluted	$4.53	$2.96		$4.58	$5.18
Shares used in earnings per share - diluted	10,542	10,260		10,503	10,111

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Δ bps	2023	2022	Δ bps
			Fav/(Unfav)			Fav/(Unfav)
Net sales	100.0%	100.0%	-	100.0%	100.0%	-
Less: Cost of sales
Cost of goods	48.2	54.0	580	50.2	55.4	520
Royalty expense	16.5	16.3	(20)	16.3	16.0	(30)
Amortization of tools and molds	0.8	1.2	40	1.0	1.1	10
Cost of sales	65.5	71.5	600	67.5	72.5	500
Gross profit	34.5	28.5	600	32.5	27.5	500
Direct selling expenses	3.5	2.6	(90)	3.8	3.0	(80)
General and administrative expenses	10.9	9.1	(180)	15.9	12.7	(320)
Depreciation and amortization	-	0.1	10	0.1	0.2	10
Selling, general and administrative expenses	14.4	11.8	(260)	19.8	15.9	(390)
Intangibles impairment	-	-	-	-	-	-
Income from operations	20.1	16.7	340	12.7	11.6	110
Other income (expense):
Loss from joint ventures	-	-		(0.1)	-
Other income (expense), net	-	0.1		0.1	-
Change in fair value of preferred stock derivative liability	(0.3)	(2.3)		(1.1)	(0.3)
Loss on debt extinguishment	-	-		(0.2)	-
Interest income	0.1	-		0.1	-
Interest expense	(0.4)	(1.4)		(1.0)	(1.3)
Income before provision for income taxes	19.5	13.1		10.5	10.0
Provision for income taxes	4.0	3.6		2.1	2.0
Net income	15.5	9.5		8.4	8.0
Net loss attributable to non-controlling interests	-	-		-	-
Net income attributable to JAKKS Pacific, Inc.	15.5%	9.5%		8.4%	8.0%
Net income attributable to common stockholders	15.4%	9.4%		8.2%	7.9%

JAKKS Pacific, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Information (Unaudited)

Reconciliation of GAAP to Non-GAAP measures:

This press release and accompanying schedules provide certain information regarding Adjusted EBITDA and Adjusted Net Income (Loss), which may be considered non-GAAP financial measures under the rules of the Securities and Exchange Commission. The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures. We define Adjusted EBITDA as income (loss) from operations before depreciation, amortization and adjusted for certain non-recurring and non-cash charges, such as reorganization expenses and restricted stock compensation expense. Net income (loss) is similarly adjusted and tax-effected to arrive at Adjusted Net Income (Loss). Adjusted EBITDA and Adjusted Net Income (Loss) are not recognized financial measures under GAAP, but we believe that they are useful in measuring our operating performance. We believe that the use of the non-GAAP financial measures enhances an overall understanding of the Company’s past financial performance, and provides useful information to the investor by comparing our performance across reporting periods on a consistent basis.

Investors should not consider these measures in isolation or as a substitute for net income, operating income, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because these measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Δ ($)	2023	2022	Δ ($)
	(In thousands)			(In thousands)
EBITDA and Adjusted EBITDA
Net income	$48,121	$30,676	$17,445	$48,985	$52,974	$(3,989)
Interest expense	1,436	4,350	(2,914)	5,741	8,889	(3,148)
Interest income	(384)	(55)	(329)	(587)	(64)	(523)
Provision for income taxes	12,381	11,572	809	12,476	13,323	(847)
Depreciation and amortization	4,398	4,258	140	7,982	8,626	(644)
EBITDA	65,952	50,801	15,151	74,597	83,748	(9,151)
Adjustments:
Loss from joint ventures (JAKKS Pacific, Inc. - 51%)	-	-	-	276	-	276
Loss from joint ventures (Meisheng - 49%)	-	-	-	289	-	289
Other (income) expense, net	52	(251)	303	(424)	(520)	96
Restricted stock compensation expense	2,025	1,411	614	5,970	3,436	2,534
Change in fair value of preferred stock derivative liability	793	7,449	(6,656)	6,668	2,065	4,603
Employee Retention Credit/gov't employment support	-	-	-	-	(249)	249
Molds and tooling capitalization	(1,751)	-	(1,751)	(1,751)	-	(1,751)
Loss on debt extinguishment	-	-	-	1,023	-	1,023
Adjusted EBITDA	$67,071	$59,410	$7,661	$86,648	$88,480	$(1,832)
Adjusted EBITDA/Net sales %	21.7%	18.4%	330 bps	14.8%	13.3%	150 bps

	Trailing Twelve Months Ended September 30,
	2023	2022	Δ ($)
	(In thousands)
TTM EBITDA and TTM Adjusted EBITDA
TTM Net income	$87,094	$49,821	$37,273
Interest expense	8,035	11,090	(3,055)
Interest income	(650)	(67)	(583)
Provision for (benefit from) income taxes	(41,855)	13,263	(55,118)
Depreciation and amortization	9,934	10,012	(78)
TTM EBITDA	62,558	84,119	(21,561)
Adjustments:
Loss from joint ventures (JAKKS Pacific, Inc. - 51%)	276	-	276
Loss from joint ventures (Meisheng - 49%)	289	-	289
Other (income) expense, net	(701)	(710)	9
Restricted stock compensation expense	7,616	4,149	3,467
Change in fair value of convertible senior notes	-	(76)	76
Change in fair value of preferred stock derivative liability	5,239	6,272	(1,033)
Employee Retention Credit/gov't employment support	-	(249)	249
Molds and tooling capitalization	(1,751)	-	(1,751)
Loss on debt extinguishment	1,023	-	1,023
TTM Adjusted EBITDA	$74,549	$93,505	$(18,956)	(20)%
TTM Adjusted EBITDA/TTM Net sales %	10.4%	11.0%	-59 bps

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Δ ($)	2023	2022	Δ ($)
	(In thousands, except per share data)			(In thousands, except per share data)
Adjusted net income (loss) attributable to common stockholders
Net income attributable to common stockholders	$47,754	$30,336	$17,418	$48,156	$52,390	$(4,234)
Restricted stock compensation expense	2,025	1,411	614	5,970	3,436	2,534
Change in fair value of preferred stock derivative liability	793	7,449	(6,656)	6,668	2,065	4,603
Loss on debt extinguishment	-	-	-	1,023	-	1,023
Employee Retention Credit/gov't employment support	-	-	-	-	(249)	249
Loss from joint ventures (JAKKS Pacific, Inc. - 51%)	-	-	-	276	-	276
2021 BSP Term Loan prepayment penalty	-	525	(525)	150	525	(375)
Molds and Tooling capitalization	(1,751)	-	(1,751)	(1,751)	-	(1,751)
Tax impact of additional charges	1,268	(697)	1,965	(1,079)	(697)	(382)
Adjusted net income attributable to common stockholders	$50,089	$39,024	$11,065	$59,413	$57,470	$1,943
Adjusted earnings per share - basic	$5.00	$4.03	$0.97	$5.99	$5.97	$0.02
Shares used in adjusted earnings per share - basic	10,021	9,695	326	9,922	9,624	298
Adjusted earnings per share - diluted	$4.75	$3.80	$0.95	$5.66	$5.68	$(0.02)
Shares used in adjusted earnings per share - diluted	10,542	10,260	282	10,503	10,111	392

JAKKS Pacific, Inc. and Subsidiaries

Net Sales by Division and Geographic Region

(In thousands)	QTD Q3					(In thousands)	YTD Q3
Divisions	2023	2022	2021	% Change 2023 v 2022	% Change 2022 v 2021	Divisions	2023	2022	2021	% Change 2023 v 2022	% Change 2022 v 2021
Toys/Consumer Products	$246,004	$269,607	$172,952	-8.8%	55.9%	Toys/Consumer Products	$461,831	$529,590	$334,365	-12.8%	58.4%
Dolls, Role-Play/Dress Up	139,177	190,452	112,050	-26.9%	70.0%	Dolls, Role-Play/Dress Up	246,689	354,644	206,483	-30.4%	71.8%
Action Play & Collectibles	93,717	65,752	37,587	42.5%	74.9%	Action Play & Collectibles	184,134	134,620	73,614	36.8%	82.9%
Outdoor/Seasonal Toys	13,110	13,403	23,315	-2.2%	-42.5%	Outdoor/Seasonal Toys	31,008	40,326	54,268	-23.1%	-25.7%
Costumes	$63,740	$53,391	$64,005	19.4%	-16.6%	Costumes	122,330	134,711	98,787	-9.2%	36.4%
Total	$309,744	$322,998	$236,957	-4.1%	36.3%	Total	$584,161	$664,301	$433,152	-12.1%	53.4%

(In thousands)	QTD Q3					(In thousands)	YTD Q3
Regions	2023	2022	2021	% Change 2023 v 2022	% Change 2022 v 2021	Regions	2023	2022	2021	% Change 2023 v 2022	% Change 2022 v 2021
United States	$244,931	$253,854	$199,136	-3.5%	27.5%	United States	$461,561	$543,388	$363,317	-15.1%	49.6%
Europe	31,676	38,075	20,836	-16.8%	82.7%	Europe	58,476	65,911	38,103	-11.3%	73.0%
Canada	11,453	12,804	8,094	-10.6%	58.2%	Canada	22,306	21,720	12,403	2.7%	75.1%
Latin America	15,319	9,504	4,503	61.2%	111.1%	Latin America	27,590	15,712	8,123	75.6%	93.4%
Asia	3,192	4,294	2,635	-25.7%	63.0%	Asia	6,403	8,733	6,214	-26.7%	40.5%
Australia & New Zealand	2,692	3,941	1,490	-31.7%	164.5%	Australia & New Zealand	6,056	7,014	3,927	-13.7%	78.6%
Middle East & Africa	481	526	263	-8.6%	100.0%	Middle East & Africa	1,769	1,823	1,065	-3.0%	71.2%
Total	$309,744	$322,998	$236,957	-4.1%	36.3%	Total	$584,161	$664,301	$433,152	-12.1%	53.4%

(In thousands)	QTD Q3					(In thousands)	YTD Q3
Regions	2023	2022	2021	% Change 2023 v 2022	% Change 2022 v 2021	Regions	2023	2022	2021	% Change 2023 v 2022	% Change 2022 v 2021
North America	$256,384	$266,658	$207,230	-3.9%	28.7%	North America	$483,867	$565,108	$375,720	-14.4%	50.4%
International	53,360	56,340	29,727	-5.3%	89.5%	International	100,294	99,193	57,432	1.1%	72.7%
Total	$309,744	$322,998	$236,957	-4.1%	36.3%	Total	$584,161	$664,301	$433,152	-12.1%	53.4%